QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BEACON ROOFING SUPPLY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	36-4173371 (I.R.S. Employer Identification Number)
1 Lakeland Park Drive, Peabody, MA (Address of principal executive offices)	01960 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration number to which this form relates: 333-116027

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

        The description of our common stock, par value $0.01 per share, set forth under the caption "Description of capital stock, certificate of incorporation and by-laws" in our Registration Statement on Form S-1 (Registration No. 333-116027) as originally filed with the Securities and Exchange Commission on May 28, 2004 as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.    Exhibits

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc.
3.1.1*	Form of Second Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc. to be in effect upon the closing of the offering made under the Registration Statement
3.2*	Bylaws of Beacon Roofing Supply, Inc.
3.2.1*	Form of Amended and Restated Bylaws of Beacon Roofing Supply, Inc. to be in effect upon the closing of the offering made under the Registration Statement
4.1*	Form of Specimen Common Stock Certificate of Beacon Roofing Supply, Inc.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 3, 2004	BEACON ROOFING SUPPLY, INC.

	By:	/s/ DAVID R. GRACE David R. Grace Chief Financial Officer

QuickLinks

SIGNATURE